Exhibit 99.1
Fabrinet Announces Fourth Quarter And Fiscal Year 2021 Financial Results
•Fourth Quarter Revenue of $509.6 Million Exceeds Guidance
•Record Fiscal Year 2021 Revenue of $1.88 Billion
BANGKOK, Thailand – August 16, 2021 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for its fourth quarter and fiscal year ended June 25, 2021.
Seamus Grady, Chief Executive Officer of Fabrinet, said, “We had a strong finish to a record year with revenue and profitability that exceeded our guidance ranges. Demand trends across our business continue to be healthy, with particular fourth quarter strength from the telecom market. With efficient execution, we delivered excellent operating margins during the fourth quarter, which helped propel operating income and net income to record levels for fiscal year 2021.”
Grady continued, “We remain optimistic about demand trends and confident in our ability to execute, positioning us to continue delivering strong results as we enter our new fiscal year.”
Fourth Quarter Fiscal Year 2021 Financial Highlights
GAAP Results
•Revenue for the fourth quarter of fiscal year 2021 was $509.6 million, compared to $405.1 million for the fourth quarter of fiscal year 2020.
•GAAP net income for the fourth quarter of fiscal year 2021 was $42.4 million, compared to GAAP net income of $28.0 million for the fourth quarter of fiscal year 2020.
•GAAP net income per diluted share for the fourth quarter of fiscal year 2021 was $1.13, compared to GAAP net income per diluted share of $0.75 for the fourth quarter of fiscal year 2020.
Non-GAAP Results
•Non-GAAP net income for the fourth quarter of fiscal year 2021 was $49.4 million, compared to non-GAAP net income of $36.0 million for the fourth quarter of fiscal year 2020.
•Non-GAAP net income per diluted share for the fourth quarter of fiscal year 2021 was $1.31, compared to non-GAAP net income per diluted share of $0.96 for the fourth quarter of fiscal year 2020.

Fiscal Year 2021 Financial Highlights
GAAP Results
•Revenue for fiscal year 2021 was $1,879.4 million, compared to $1,641.8 million for fiscal year 2020.
•GAAP net income for fiscal year 2021 was $148.3 million, compared to GAAP net income of $113.5 million for fiscal year 2020.
•GAAP net income per diluted share for fiscal year 2021 was $3.95, compared to GAAP net income per diluted share of $3.01 for fiscal year 2020.

Non-GAAP Results

•Non-GAAP net income for fiscal year 2021 was $175.5 million, compared to non-GAAP net income of $140.6 million for fiscal year 2020.
•Non-GAAP net income per diluted share for fiscal year 2021 was $4.67, compared to non-GAAP net income per diluted share of $3.73 for fiscal year 2020.

Business Outlook
Based on information available as of August 16, 2021, Fabrinet is issuing guidance for its first fiscal year 2022 quarter ending September 24, 2021, as follows:
•Fabrinet expects first quarter revenue to be in the range of $510 million to $530 million.
•GAAP net income per diluted share is expected to be in the range of $1.08 to $1.15, based on approximately 37.5 million fully diluted shares outstanding.
•Non-GAAP net income per diluted share is expected to be in the range of $1.29 to $1.36, based on approximately 37.5 million fully diluted shares outstanding.
Conference Call Information

What:	Fabrinet Fourth Quarter Fiscal Year 2021 Financial Results Call
When:	Monday, August 16, 2021
Time:	5:00 p.m. ET
Live Call:	(888) 357-3694, domestic (253) 237-1137, international Passcode: 2199846
Replay:	(855) 859-2056, domestic (404) 537-3406, international Passcode: 2199846
Webcast:	http://investor.fabrinet.com/ (live and replay)
This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.
About Fabrinet
Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, automotive components, medical devices, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and testing. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the United States of America, the People’s Republic of China, Israel and the United Kingdom. For more information visit: www.fabrinet.com.
Forward-Looking Statements
“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include: (1) our optimism about demand trends and ability to continue to deliver strong results in fiscal year 2022; and (2) all of the statements under the “Business Outlook” section regarding our expected revenue, GAAP and non-GAAP net income per share, and fully diluted shares outstanding for the first quarter of fiscal year 2022. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the effects of the COVID-19 pandemic on our business, particularly the possibility of (1) the growing global economic downturn, (2) extended shutdowns at any of our manufacturing facilities, especially if the pandemic intensifies or returns in various geographic areas, (3) continued disruption to our supply chain, which could increase our costs and affect our ability to procure parts and materials, especially if the pandemic intensifies or returns in various geographic areas, and (4) regional downward demand adjustments from our customers, particularly those in areas affected by the pandemic; less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a small number of customers and suppliers; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including Thailand, the People’s Republic of China, Israel, the U.S. and the U.K.); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our Quarterly Report on Form 10-Q, filed with the SEC on May 4, 2021. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financials
We refer to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding our ongoing operational performance. Non-GAAP net income excludes: share-based compensation expenses; depreciation of fair value uplift; amortization of intangibles; and amortization of deferred debt issuance costs. We have excluded these items in order to enhance investors’ understanding of our underlying operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.
These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in making financial and operational decisions. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.
SOURCE: Fabrinet
Investor Contact:
Garo Toomajanian
ir@fabrinet.com

FABRINET
CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars, except share data and par value)	June 25, 2021	June 26, 2020
Assets
Current assets
Cash and cash equivalents	$302,969	$225,430
Short-term restricted cash	—	7,402
Short-term investments	244,963	262,693
Trade accounts receivable, net	336,547	272,665
Contract assets	11,878	13,256
Inventories	422,133	309,786
Other receivable	—	24,310
Prepaid expenses	11,398	5,399
Other current assets	22,619	14,508
Total current assets	1,352,507	1,135,449
Non-current assets
Long-term restricted cash	154	—
Property, plant and equipment, net	241,129	228,274
Intangibles, net	4,371	4,312
Operating right-of-use assets	6,699	8,068
Deferred tax assets	9,428	5,675
Other non-current assets	1,834	202
Total non-current assets	263,615	246,531
Total Assets	$1,616,122	$1,381,980
Liabilities and Shareholders’ Equity
Current liabilities
Long-term borrowings, current portion, net	$12,156	$12,156
Trade accounts payable	346,555	251,603
Fixed assets payable	19,206	15,127
Contract liabilities	1,680	1,556
Operating lease liabilities, current portion	2,593	1,979
Income tax payable	3,612	2,242
Accrued payroll, bonus and related expenses	20,464	19,265
Accrued expenses	17,134	8,979
Other payables	20,958	21,514
Total current liabilities	444,358	334,421
Non-current liabilities
Long-term borrowings, non-current portion, net	27,358	39,514
Deferred tax liability	5,107	4,729
Operating lease liabilities, non-current portion	3,850	5,873
Severance liabilities	19,485	17,379
Other non-current liabilities	3,444	5,655
Total non-current liabilities	59,244	73,150
Total Liabilities	503,602	407,571
Commitments and contingencies
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of June 25, 2021 and June 26, 2020)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 38,749,045 shares and 38,471,967 shares issued as of June 25, 2021 and June 26, 2020, respectively; and 36,765,456 shares and 36,727,864 shares outstanding as of June 25, 2021 and June 26, 2020, respectively)	388	385
Additional paid-in capital	189,445	175,610
Less: Treasury shares (1,983,589 shares and 1,744,103 shares as of June 25, 2021 and June 26, 2020, respectively)	(87,343)	(68,501)
Accumulated other comprehensive loss	(6,266)	(1,147)
Retained earnings	1,016,296	868,062
Total Shareholders’ Equity	1,112,520	974,409
Total Liabilities and Shareholders’ Equity	$1,616,122	$1,381,980

FABRINET
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Three Months Ended		Years Ended
(in thousands of U.S. dollars, except per share data)	June 25, 2021	June 26, 2020	June 25, 2021	June 26, 2020
Revenues	$509,567	$405,113	$1,879,350	$1,641,836
Cost of revenues	(448,483)	(358,489)	(1,657,987)	(1,455,731)
Gross profit	61,084	46,624	221,363	186,105
Selling, general and administrative expenses	(17,489)	(18,185)	(70,567)	(68,374)
Expenses related to reduction in workforce	—	(313)	(43)	(329)
Operating income	43,595	28,126	150,753	117,402
Interest income	627	1,512	3,783	7,592
Interest expense	(302)	(232)	(1,100)	(3,044)
Foreign exchange gain (loss), net	284	(848)	508	(3,797)
Other income (expense), net	(3,863)	112	(3,460)	1,089
Income before income taxes	40,341	28,670	150,484	119,242
Income tax expense	2,072	(646)	(2,143)	(5,763)
Net income	42,413	28,024	148,341	113,479
Other comprehensive income (loss), net of tax:
Change in net unrealized gain (loss) on available-for-sale securities	(245)	1,941	(1,182)	538
Change in net unrealized gain (loss) on derivative instruments	717	7,289	(5,106)	570
Change in retirement benefit plan – prior service cost	163	50	584	528
Change in foreign currency translation adjustment	38	(44)	585	(397)
Total other comprehensive income (loss), net of tax	673	9,236	(5,119)	1,239
Net comprehensive income	$43,086	$37,260	$143,222	$114,718
Earnings per share
Basic	$1.15	$0.76	$4.02	$3.07
Diluted	$1.13	$0.75	$3.95	$3.01
Weighted average number of ordinary shares outstanding (thousands of shares)
Basic	36,857	36,723	36,872	36,908
Diluted	37,676	37,571	37,555	37,665

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended
(in thousands of U. S. dollars)	June 25, 2021	June 26, 2020
Cash flows from operating activities
Net income	$148,341	$113,479
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	36,252	30,875
Loss (gain) on disposal and impairment of property, plant and equipment	13	329
Loss on impairment of goodwill	—	3,514
Gain from sales and maturities of available-for-sale securities	(187)	(96)
Accretion of premiums on short-term investments	2,093	(508)
Amortization of deferred debt issuance costs	32	26
(Reversal of) allowance for doubtful accounts	(343)	240
Unrealized (gain) loss on exchange rate and fair value of foreign currency forward contracts	(859)	1,963
Unrealized loss on fair value of interest rate swaps	—	1,672
Amortization of fair value at hedge inception of interest rate swaps	(1,299)	(1,220)
Share-based compensation	25,462	22,203
Deferred income tax	(3,473)	1,262
Other non-cash expenses	(450)	(619)
Changes in operating assets and liabilities
Trade accounts receivable	(63,810)	(12,260)
Contract assets	1,378	(809)
Inventories	(112,349)	(16,174)
Other current assets and non-current assets	(15,190)	(775)
Trade accounts payable	96,312	(5,990)
Contract liabilities	124	(683)
Income tax payable	1,353	442
Severance liabilities	3,180	2,802
Other current liabilities and non-current liabilities	2,085	10,987
Net cash provided by operating activities	118,665	150,660
Cash flows from investing activities
Purchase of short-term investments	(244,329)	(196,373)
Proceeds from sales of short-term investments	79,439	48,808
Proceeds from maturities of short-term investments	179,532	142,508
Funds repayment from (provided to) customer to support transfer of manufacturing operations (Note 10)	24,310	(24,310)
Purchase of property, plant and equipment	(42,532)	(42,327)
Purchase of intangibles	(1,952)	(1,180)
Proceeds from disposal of property, plant and equipment	90	1,626
Net cash used in investing activities	(5,442)	(71,248)
Cash flows from financing activities
Payment of debt issuance costs	—	(153)
Proceeds from long-term borrowings	—	60,938
Repayment of long-term borrowings	(12,188)	(70,079)
Repayment of finance lease liabilities	(100)	(400)
Repurchase of ordinary shares	(18,842)	(20,722)
Withholding tax related to net share settlement of restricted share units	(11,624)	(4,889)
Net cash used in financing activities	(42,754)	(35,305)
Net increase in cash, cash equivalents and restricted cash	$70,469	$44,107

Movement in cash, cash equivalents and restricted cash
Cash, cash equivalents and restricted cash at beginning of period	$232,832	$188,241
Increase in cash, cash equivalents and restricted cash	70,469	44,107
Effect of exchange rate on cash, cash equivalents and restricted cash	(178)	484
Cash, cash equivalents and restricted cash at end of period	$303,123	$232,832

	Years Ended
Supplemental disclosures	June 25, 2021	June 26, 2020
Cash paid for
Interest	$2,438	$1,688
Taxes	$7,945	$8,466
Cash received for interest	$4,445	$9,676
Non-cash investing and financing activities
Construction, software and equipment related payables	$19,206	$15,127

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same amounts shown in the consolidated statements of cash flows:

	As of
(amount in thousands)	June 25, 2021	June 26, 2020
Cash and cash equivalents	$302,969	$225,430
Restricted cash	154	7,402
Cash, cash equivalents and restricted cash	$303,123	$232,832

FABRINET
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

	Three Months Ended				Years Ended
	June 25, 2021		June 26, 2020		June 25, 2021		June 26, 2020
(in thousands of U.S. dollars, except per share data)	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	$42,413	$1.13	$28,024	$0.75	$148,341	$3.95	$113,479	$3.01
Items reconciling GAAP net income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	1,380	0.04	1,298	0.03	6,185	0.16	6,098	0.16
Depreciation of fair value uplift	91	0.00	80	0.00	347	0.01	327	0.01
Total related to gross profit	1,471	0.04	1,378	0.03	6,532	0.17	6,425	0.17
Related to selling, general and administrative expenses:
Share-based compensation expenses	5,340	0.14	2,604	0.07	19,277	0.52	16,105	0.43
Amortization of intangibles	124	0.00	131	0.00	506	0.01	562	0.01
Goodwill impairment charge	—	—	3,514	0.09	—	—	3,514	0.09
Severance payment	—	—	—	—	755	0.02	150	0.00
Total related to selling, general and administrative expenses	5,464	0.14	6,249	0.17	20,538	0.55	20,331	0.54
Related to other income and other expenses:
Other expenses in relation to reduction in workforce	—	—	313	0.01	43	0.00	329	0.01
Amortization of deferred debt issuance costs	8	0.00	8	0.00	32	0.00	26	0.00
Total related to other incomes and other expenses	8	0.00	321	0.01	75	0.00	355	0.01
Total related to net income & EPS	6,943	0.18	7,948	0.21	27,145	0.72	27,111	0.72
Non-GAAP measures	$49,356	$1.31	$35,972	$0.96	$175,486	$4.67	$140,590	$3.73
Shares used in computing diluted net income per share
GAAP diluted shares		37,676		37,571		37,555		37,665
Non-GAAP diluted shares		37,676		37,571		37,555		37,665

FABRINET
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(amount in thousands)	Three Months Ended		Years Ended
	June 25, 2021	June 26, 2020	June 25, 2021	June 26, 2020
Net cash provided by operating activities	$43,508	$46,212	$118,665	$150,660
Less: Purchase of property, plant and equipment	(13,471)	(14,845)	(42,532)	(42,327)
Non-GAAP free cash flow	$30,037	$31,367	$76,133	$108,333
FABRINET
GUIDANCE FOR QUARTER ENDING SEPTEMBER 24, 2021
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

Diluted EPS
GAAP net income per diluted share:	$1.08 to $1.15
Related to cost of revenues:
Share-based compensation expenses	0.05
Total related to gross profit	0.05
Related to selling, general and administrative expenses:
Share-based compensation expenses	0.16
Total related to selling, general and administrative expenses	0.16
Total related to net income & EPS	0.21
Non-GAAP net income per diluted share	$1.29 to $1.36